Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Shanghai Century Acquisition Corporation:

We consent to the use of our report included (incorporated by reference) herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG

Hong Kong, China

December 8, 2005